EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2016-JP2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Renaissance Providence Downtown Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Renaissance Providence Downtown Hotel Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Renaissance Providence Downtown Hotel Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Renaissance Providence Downtown Hotel Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Renaissance Providence Downtown Hotel Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Renaissance Providence Downtown Hotel Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Renaissance Providence Downtown Hotel Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 100 East Pratt Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 100 East Pratt Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 100 East Pratt Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 100 East Pratt Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 100 East Pratt Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 100 East Pratt Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 100 East Pratt Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Four Penn Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Four Penn Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Four Penn Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Four Penn Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Four Penn Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Four Penn Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Four Penn Center Mortgage Loan, KeyBank National Association, as Primary Servicer for The Shops at Crystals Mortgage Loan, Situs Holdings, LLC as Special Servicer for The Shops at Crystals Mortgage Loan prior to April 3, 2023, KeyBank National Association, as Special Servicer for The Shops at Crystals Mortgage Loan on and after April 3, 2023, Wells Fargo Bank, National Association, as Trustee for The Shops at Crystals Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Shops at Crystals Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Shops at Crystals Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 693 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 693 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 693 Fifth Avenue Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 693 Fifth Avenue Mortgage Loan.

Dated: March 15, 2024

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)